UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada			0-18953	87-0448736
(State or Other Jurisdiction			(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon Ave.,	Tulsa,	Oklahoma		74107
(Address of Principal Executive Offices)				(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Re-assignment of Certain Officers

Effective January 1, 2025, Rob Teis, Dave Benson, and Doug Wichman will each no longer serve as officers of AAON, Inc. (the “Company” or “AAON”) as a result of certain leadership structure changes, while each will continue serving the Company in the roles set forth below.

Mr. Teis will continue to serve in his role as Vice President of Business Technology, a position he has held since 2023. Prior to his promotion as Vice President of Business Technology, Mr. Teis served as Vice President of Sales and Marketing from 2022 to 2023, Director of Sales from 2017 to 2022, and Applied Equipment Sales Engineer for the Company for 15 years.

Mr. Benson will continue to serve the Company in his new role as AAON Fellow, Solution Sales. During 2024, Mr. Benson served as Vice President of the Company and as President of BASX, and prior thereto and as Co-Founder and Chairman of BASX from 2014 through 2023. From 1993 to 2014, Mr. Benson was President and Founder of Huntair, Inc., and before that held various executive roles in facilities and manufacturing.

Mr. Wichman will continue to serve the Company in his new role as Executive Director of Manufacturing. Mr. Wichman has been with the Company since 2013, most recently serving as President of AAON Coil Products since January 2023. Prior to that, he served as Executive Vice President of AAON Coil Products from 2022 to 2023. Additionally, he served as AAON’s Director of Manufacturing in Tulsa, and held several roles, including Plant Manager from 2017 to 2018, and Manufacturing Engineer from 2013 to 2017.

(c) Appointment of Certain Officers

On November 22, 2024, the Company announced its Board of Directors has made the following promotions, each effective January 1, 2025:

Stephen Wakefield, 48, has been appointed to the position of Executive Vice President of the Company & General Manager of the AAON products business unit. Prior to his promotion in 2023 to his current position of Vice President of the Company and Executive Vice President of the Company's wholly-owned subsidiary, AAON Inc. (an Oklahoma Corporation), Mr. Wakefield served as Vice President and Chief Operating Officer from 2020 to 2023, Vice President of Engineering from 2018 to 2020, Director of Engineering from 2017 to 2018, and prior to that held various engineering leadership roles in the Company for over 15 years.

Additionally, Matthew Shaub, 47, has been appointed to the position of Executive Vice President of the Company & General Manager of the BASX products business unit. Mr. Shaub joined the Company in January 2024 as Director of Product Management. Prior to joining the Company, Mr. Shaub served as Senior Vice President of Operations and Strategy of HB Global, LLC from 2020-2023, Vice President & General Manager (Commercial Ducted Systems) of Johnson Controls from 2019 to 2020, and prior to that held various leadership roles at Johnson Controls (York International) for over 19 years.

Furthermore, the Company has made the following title changes to current officers of the Company, each effective January 1, 2025:

Casey Kidwell, 47, the Company's Vice President of Administration since 2022, will become the Chief Administration Officer. Mr. Kidwell, joined the Company in 2021 as Director of Administration. Prior to joining the Company, he served almost 10 years in various roles at WPX Energy, including most recently as Human Resources Operations Manager.

Christopher Eason, 43, the Company's Chief Accounting Officer since 2021, will become the Principal Accounting Officer. Mr. Eason joined the Company in 2018 as Controller / Financial Reporting Manager. Prior to joining the Company, he served as a Senior Manager at Grant Thornton, LLP, where he had 13 years of experience in the assurance division. Mr. Eason is a licensed certified public accountant.

Messrs. Wakefield, Shaub, Kidwell, and Eason will each be eligible to participate in all elements of the Company’s executive compensation package as well as the Executive Severance Plan. The Company has not entered into employment agreements with either of Messrs. Wakefield, Shaub, Kidwell, and Eason in connection with their appointment to their respective positions. The Company's Executive Severance Plan is incorporated herein by reference to the exhibit to our Form 8-K dated July 30, 2024.

Messrs. Wakefield, Shaub, Kidwell, and Eason do not have any family relationships with any of the Company’s directors or officers and are not party to any transactions of the type listed in Item 404(a) of Regulation S-K. Mr. Wakefield's brother currently serves as a Mechanical Designer of AAON Inc. (an Oklahoma Corporation).

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release Announcing Executive Leadership Alignment Centered Around Leading Business Units
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	November 22, 2024	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary